Exhibit 99.2


                             STOCK OPTION AGREEMENT


                                                           AS OF_________, 1999


         Subject to all of the terms and conditions contained herein, the undersigned MCY.com, Inc. a Delaware corporation (the "Company"), hereby grants to _______(the "Employee") the following options to purchase shares of the Company's $0.001 par value common stock (the "Common Shares") as follows:

         1.   Options.  The Company hereby  grants to the Employee the right and
option  to  purchase   from  the   Company   ________(_______)   Common   Shares
(collectively, the "Options") upon the following terms and conditions:

              (a) Term of Options. The Options shall be effective for a period of Five (5) years from the date of grant.

              (b) Purchase Price. The purchase price for the Options shall be $______ per Option Share (the "Exercise Price).

              (c) Options Non-transferable. The option rights with respect to the Options are non-transferable and are personal to the Employee and may be exercised only by the Employee and by no one else.

              (d) Time of Exercise. Except as set forth herein, there are no conditions to the exercise by the Employee of the Options.

              (e) Vesting of Options. The Options shall become vested subject to the following schedule, pursuant to the anniversary(s) of the date first written above (the "Vesting Date (s)") provided, however, that if the Employee discontinues his service as a Employee of the Company prior to the Vesting Date(s), all of the Options not fully vested shall expire immediately upon such Employee's discontinuance of services.

                       10%           February 18, 2000
                       10%           June 18, 2000
                       14%           October 18, 2000
                       16%           May 18, 2000
                       16%           October 18, 2001
                       16%           May 18, 2001
                       18%           October 18, 2002

         2. Securities Act etc. In the absence of an effective Registration Statement under the Securities Act of 1933 (the "Act"), as from time to time in effect relating thereto, the Company shall not be required to register a transfer of shares delivered or deliverable upon exercise of the Options ("Delivered Shares") on its books unless the Company shall have been provided with an opinion of


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counsel  satisfactory to it prior to such transfer that  registration  under the
Act is not required in connection with the transaction resulting in such transfer. Each certificate evidencing Delivered Shares or issued upon any transfer of Delivered Shares shall bear an appropriate restrictive legend, except that such certificate shall not bear such a restrictive legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the Act. Nothing in this paragraph 2 shall modify or otherwise effect the provisions applicable to the Delivered Shares.

         3.  Discontinuance of Services, Exercise, Etc.

               (a) In the event of the Employee's discontinuance of services as an Employee of the Company after the Vesting Date, the Options shall expire unless exercised within a period of three months from the date on which the Optionee ceased to be so employed, but in no event after the Expiration Date. In the event of the death of Optionee during this three month period, this Option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the Optionee could have exercised this Option if he or she had not died, for the three months from the date of death, but in no event after the Expiration Date. In the event of the permanent disability of Optionee while an employee of the Company or of any subsidiary, this Option shall be exercisable for twelve (12) months after the date of permanent disability, but in no event after the Expiration Date. In the event of the death of the Optionee while an employee of the Company or any Subsidiary, or during the twelve (12) month period after the date of permanent disability of the Optionee, that portion of the Option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heir or legatees at any time prior to the expiration of twelve (12) months from the date of the death of Optionee, but in no event after the Expiration Date.

               (b) Subject to the preceding paragraph 3(a) and the other provisions of this Stock Option Agreement, the Options may, to the extent exercisable but not previously exercised, be exercised at any time and from time to time, in whole or in part, by written notice delivered to the Company signed by the Employee or on behalf of such Employee's estate (the "Estate"), as applicable. Such notices shall state the number of Common Shares in respect to which the Options are being exercised, and shall contain representations and warranties of the Employee or the Estate as the Company may then deem necessary or desirable in order to comply with federal or state securities laws or as may otherwise be reasonably requested by the Company, and shall be accompanied either (i) by payment in full (in cash, by personal check or by any other method acceptable to the Company) of the full Exercise Price in respect thereof or (ii) delivery to the Company of a number of shares of Common Stock owned by the Employee and having a fair market value equal to the full Exercise Price in respect thereof. In addition, the Company shall have the right to require that the Employee or the Estate when exercising the Options in whole or in part, remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements or make other arrangements satisfactory to the Company with regard to such taxes prior to the delivery of any Delivered Shares pursuant to such exercise, including without limitation by withholding Delivered Shares otherwise deliverable upon such exercise, and, if requested by the Employee or the Estate, the Company shall so withhold at least a number of Delivered Shares requested to be withheld by the


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


Employee at the time of such exercise. As soon as practicable after such notice and payment shall have been received, the Company shall deliver a certificate or certificates representing the number of Delivered Shares with respect to which the Options were exercised, registered in the name of the Emplyee or such other name as the Employee shall direct.

               (c)  All  Delivered  Shares  that  shall  be  purchased  upon the
exercise  of  the  Options  as   provided   herein   shall  be  fully  paid  and
non-assessable.

         4. Certain Conditions. In the event the Company (i) subdivides its outstanding shares of Common Stock into a greater number of shares, (ii) combines its outstanding shares of Common Stock into a smaller number of shares,
(iii) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock, (iv) issues by reclassification of its Common Stock any shares of its capital stock, or (v) consummates any merger reorganization consolidation pursuant to which any securities or other consideration is issued to the holder of outstanding shares of capital stock of the Company (each an "Adjustment Event"), then the Options granted to the Employee hereunder shall so be adjusted and upon the exercise of such Options, the Employee shall be entitled to receive such securities of the Company or other considerations as the Employee would have held immediately after the consummation of such Adjustment Event had the Delivered Shares issuable upon such exercise been held by the Employee on such record date.

         5. Option Confers No Rights as Shareholder. The Employee shall not be entitled to any privileges of ownership with respect to, and shall not be treated as the owner of, the Common Shares except to the extent that the Employee acquires such Common Shares through the exercise of the Option.

         6. Effect on Employment. This Agreement does not confer on the Employee any right to employment by the Company, nor does it infer in any way with (i) any right which the Company may have to terminate or alter the duties of the Employee at any time; or (ii) any right which the Employee may have to terminate his duties at any time.

         7. Decisions of the Board of Directors. The Board of Directors of the Company shall have the exclusive right to resolve all questions which may arise in connection with this Agreement, the Option or the exercise thereof. Any interpretation, determination or other action made or taken by the Board of Directors regarding this Agreement, the Option or the exercise thereof shall be final, binding and conclusive.

         8. Miscellaneous. Except as specifically otherwise provided in Section 3 hereof as to exercise by the Estate, the Options may not be assigned or transferred, in whole or in part, whether by operation of law, upon death or otherwise, by the Employee without the written consent of the Company which the Company may withhold it its sole and absolute discretion, with or without any reason. This Option does not qualify for "incentive stock option" treatment under the provisions of Section 422A of the Internal Revenue Code of 1954, as amended. ACCORDINGLY, YOU ARE URGED TO CONSULT WITH YOUR INDIVIDUAL TAX ADVISOR PRIOR TO EXERCISING THIS OPTION SINCE THE EXERCISE OF THIS OPTION MAY RESULT IN ADVERSE TAX CONSEQUENCES INCLUDING THE PAYMENT OF ADDITIONAL FEDERAL


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


AND/OR STATE INCOME TAXES. THE OPTIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                             MCY.COM, INC.


                                        By:  Bernhard Fritsch, President


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